SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NYSE Euronext

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2.	Form, Schedule or Registration Statement No.:

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	4.	Date Filed:

News

ISS PROXY ADVISORY SERVICES RECOMMENDS NYSE EURONEXT

SHAREHOLDERS VOTE “FOR” COMBINATION WITH DEUTSCHE BOERSE AG

Joins Glass Lewis in Recommending FOR the Transaction

NEW YORK, June 27, 2011 – NYSE Euronext (NYSE:NYX) today announced that ISS Proxy Services (“ISS”), a leading proxy advisory firm, has recommended that NYSE Euronext shareholders vote on the white proxy card “FOR” the adoption of the business combination agreement between Deutsche Boerse and NYSE Euronext and approval of the transactions contemplated by the agreement at the upcoming NYSE Euronext special shareholder meeting to be held on July 7, 2011. ISS joins Glass Lewis, which has also recommended NYSE Euronext shareholders vote “FOR” the combination.

In its report to NYSE Euronext shareholders dated June 24, 2011, ISS stated: “On a pro forma basis, the deal will create the world leader in derivatives, capital raising markets, and capital markets infrastructure services. Furthermore, NYSE anticipates enhancements to its product suite given the highly complementary business resulting in significant synergies (over $500 million in cost savings and $133 million in revenue). In addition, the one-day premium, albeit low relative to normal acquisitions, exceeds that of recent merger-of-equal transactions, including those among exchange operators. Moreover, the post closing ownership split of 60/40 appears favorable to NYSE shareholders given the contribution analysis. On a post-merger basis, NYSE shareholders will retain significant board and management representation with seven out of 17 board seats and current NYSE CEO serving as CEO of the combined company. In light of these considerations, a vote FOR this proposal is warranted.”

In a separate report, proxy service Glass Lewis published its recommendation that NYSE Euronext shareholders vote “FOR” the proposed combination. In its analysis, Glass Lewis stated:

“We believe the transaction is compelling for shareholders and worth support. We find the transaction places the combined entity in an attractive competitive position, with clear opportunity for strategic synergies on a post-consolidation basis. While the Company appears to be in an adequate position to continue operations as a stand-alone firm, we believe a merger with DB represents an appealing opportunity to prepare NYSE for further consolidation within its competitive environment, while also allowing NYSE shareholders to participate in a stronger, more diverse firm going forward.”

Duncan Niederauer, Chief Executive Officer of NYSE Euronext, said: “We are pleased that the nation’s leading proxy firms recognize the merits of the combination between Deutsche Boerse and NYSE Euronext and recommend that shareholders vote in favor of this strategically compelling transaction. As we continue to make progress towards uniting our exchanges, we look forward to NYSE Euronext shareholders having the opportunity to take the next step forward by following the ISS and Glass Lewis recommendations.”

Mr. Niederauer continued: “Combining our two respected exchanges will create a global exchange leader with a strong balance sheet, superior cash flow and the ability to both invest in future opportunities and return value to shareholders. The NYSE Euronext Board strongly recommends that shareholders vote for this powerful combination.”

The NYSE Euronext special meeting of shareholders will be held at 11 Wall Street, New York, New York 10005 on July 7, 2011 at 8:00 a.m., New York City time. Shareholders of record as of close of business on May 9, 2011 are eligible to vote on the proposed combination.

NYSE Euronext shareholders can sign, date and mail their proxy cards, or may vote by telephone or internet. If shareholders have any questions or need help voting their shares, they can contact MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 (call collect) or at proxy@mackenziepartners.com.

Deutsche Boerse Management Board and Supervisory Board recommend that all Deutsche Boerse shareholders accept the exchange offer during the exchange period, which concludes on July 13, 2011.

Media Contacts:
For NYSE Euronext:
Robert Rendine	+1.212.656.2180
Rich Adamonis	+1.212.656.2140

Sard Verbinnen & Co.:
George Sard
Paul Verbinnen	+1.212.687.8080

Investor Contacts:
For NYSE Euronext
Stephen Davidson	+1.212.656.2183

Safe Harbour Statement

In connection with the proposed business combination transaction between NYSE Euronext and Deutsche Boerse AG, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, has filed, and the SEC has declared effective on May 3, 2011, a Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission (“SEC”) that includes (1) a proxy statement of NYSE Euronext that will also constitute a prospectus for Holding and (2) an offering prospectus of Holding to be used in connection with Holding’s offer to acquire Deutsche Boerse AG shares held by U.S. holders. Holding has also filed an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt fuer Finanzdienstleistungsaufsicht) (“BaFin”), which was approved by the BaFin for publication pursuant to the German Takeover Act (Wertpapiererwerbs-und Übernahmegesetz), and was published on May 4, 2011.

Investors and security holders are urged to read the definitive proxy statement/prospectus, the offering prospectus, the offer document and published additional accompanying information in connection with the exchange offer regarding the proposed business combination transaction because they contain important information. You may obtain a free copy of the definitive proxy statement/prospectus, the offering prospectus and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s website at www.nyse.com. The offer document and published additional accompanying information in connection with the exchange offer are available at Holding’s website at www.global-exchange-operator.com. Holders of Deutsche Börse shares who have accepted the exchange offer have certain withdrawal rights which are set forth in the offer document.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Boerse AG or NYSE Euronext. The final terms and further provisions regarding the public offer are disclosed in the offer document that has been approved by the BaFin and in documents that have been filed with the SEC.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. The exchange offer and the exchange offer document shall not constitute an issuance, publication or public advertising of an offer pursuant to laws and regulations of jurisdictions other than those of Germany, United Kingdom of Great Britain and Northern Ireland and the United States of America. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

Subject to certain exceptions, in particular with respect to qualified institutional investors (tekikaku kikan toshika) as defined in Article 2 para. 3 (i) of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended), the exchange offer will not be made directly or indirectly in or into Japan, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce or any facility of a national securities exchange of Japan. Accordingly, copies of this announcement or any accompanying documents may not be, directly or indirectly, mailed or otherwise distributed, forwarded or transmitted in, into or from Japan.

The shares of Holding have not been, and will not be, registered under the applicable securities laws of Japan. Accordingly, subject to certain exceptions, in particular with respect to qualified institutional investors (tekikaku kikan toshika) as defined in Article 2 para. 3 (i) of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended), the shares of Holding may not be offered or sold within Japan, or to or for the account or benefit of any person in Japan.

Participants in the Solicitation

NYSE Euronext, Deutsche Boerse AG, Holding and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Euronext stockholders in respect of the proposed business combination transaction. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement/prospectus and the other relevant documents filed with the SEC.

Forward-Looking Statements

This document includes forward-looking statements about NYSE Euronext, Deutsche Boerse AG, Holding, the enlarged group and other persons, which may include statements about the proposed business combination, the likelihood that such transaction could be consummated, the effects of any transaction on the businesses of NYSE Euronext or Deutsche Boerse AG, and other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and the development of the industries in which NYSE Euronext and Deutsche Boerse AG operate may differ materially from those made in or suggested by the forward-looking statements contained in this document. Any forward-looking statements speak only as at the date of this document. Except as required by applicable law, none of NYSE Euronext, Deutsche Boerse AG or Holding undertakes any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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